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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 11, 2004, relating to the consolidated financial statements and financial statement schedules of Assurant, Inc. and its subsidiaries (formerly Fortis, Inc. and subsidiaries) as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

New York, New York
January 3, 2005